                                                                    EXHIBIT 11


                                  INTERLEAF, INC.
                     EXHIBIT 11--COMPUTATION OF EARNINGS PER SHARE







                                                                                   Year Ended March 31
                                                                         ----------------------------------------
                                                                          1997             1996             1995
                                                                         ----------     ---------        --------
                                                                         (In thousands, except per share amounts)

PRIMARY
Average shares outstanding of Common Stock                                 17,344         15,557           13,938
Dilutive Senior Series B Convertible Preferred Stock                          --           1,758              --
Dilutive Senior Series C Convertible Preferred Stock                          --             --               --
Dilutive stock options                                                        --           1,029              --
Dilutive stock purchase warrants                                              --              97              --
Dilutive stock purchase plan rights                                           --              54              --
                                                                         ----------     ---------        --------
Total                                                                      17,344         18,495           13,938
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
Income (loss) before cumulative effect of change
 in accounting principle                                                  $(29,550)      $   311         $(48,362)
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
Per share amount                                                          $   (1.70)     $  0.02         $  (3.47)
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
Cumulative effect of change in accounting principle                       $   --         $   --          $    --
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
Per share amount                                                          $   --         $   --          $    --
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
Net income (loss)                                                         $(29,550)      $   311         $(48,362)
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
Per share amount                                                         $  (1.70)      $  0.02         $  (3.47)
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
FULLY DILUTED
Average shares outstanding of Common Stock                                  17,344        15,557           13,938
Dilutive Senior Series B
 Convertible Preferred Stock                                                   --          1,758              --
Dilutive Senior Series C
 Convertible Preferred Stock                                                   --            --               --
Dilutive stock options                                                         --          1,186              --
Dilutive stock purchase warrants                                               --            187              --
Dilutive stock purchase plan rights                                            --             57              --


                                                                         ----------     ---------        --------
Total                                                                      17,344         18,745           13,938
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
Income (loss) before cumulative effect of change
 in accounting principle                                                 $(29,550)       $   311         $(48,362)
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
Per share amount                                                         $  (1.70)       $  0.02         $  (3.47)
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
Cumulative effect of change in accounting principle                      $    --          $  --          $    --
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
Per share amount                                                         $    --          $  --          $   --
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
Net income (loss)                                                        $(29,550)        $  311         $(48,362)
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------
Per share amount                                                         $  (1.70)       $   0.02        $ (3.47)
                                                                         ----------     ---------        --------
                                                                         ----------     ---------        --------


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The dilutive effect of stock options, stock purchase warrants, and stock purchase plan rights are calculated using the treasury stock method. Under this method, these common stock equivalents are assumed to be exercised and proceeds from the exercise are assumed to be used to repurchase common stock at the average market price for primary income (loss) per share and the higher of the end of the period or average market price for fully diluted income (loss) per share. The dilutive effect of Convertible Preferred Stock is calculated using the if-converted method.